PROXY


                   PROFESSIONAL SPORTS CARE MANAGEMENT, INC.

          This Proxy is solicited on behalf of the Board of Directors of Professional Sports Care Management, Inc. The undersigned hereby appoints Russell F. Warren, Jr. or Patrick J. Wack, Jr., and each of them, proxies,each with full powers of substitution, to vote the shares of Common Stock, par value $.01 per share, of Professional Sports Care Management, Inc. ("PSCM") which the undersigned could vote if personally present at the Special Meeting of Stockholders of PSCM to be held at Greenwich Harbor Inn, 500 Steamboat Road, Greenwich, CT, on August 20, 1996 at 9:00 a.m. Eastern Time, and any adjournment thereof. This Proxy, when properly executed, will be voted in the matter directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1. Any stockholder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item.

                   (Continued and to be signed on other side)


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     1.  Approval  and adoption of a Plan and  Agreement of Merger,  dated as of
May 16, 1996, attached as Annex A to the Prospectus-Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which
Empire  Acquisition  Corporation,   a  wholly-owned  subsidiary  of  HEALTHSOUTH
Corporation ("HEALTHSOUTH"), will merge with and into PSCM, and stockholders of PSCM will receive a specified fraction of a share of HEALTHSOUTH Common Stock for each share of PSCM Common Stock surrendered for exchange, all as described in said Prospectus-Proxy Statement.


               FOR                AGAINST               ABSTAIN
               [ ]                  [ ]                    [ ]

     2. In their discretion to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.

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                                      -2-



          The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Prospectus-Proxy Statement, each dated July 19, 1996, furnished herewith.


                                         Dated:
                                               ---------------------------------


                                         Signature(s)

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                                          (Please  sign  exactly and as fully as
                                          your  name   appears   on  your  stock
                                          certificate.   If   shares   are  held
                                          jointly,   each   stockholder   should
                                          sign.)